The Separate Accounts of Talcott Resolution Life Insurance Company ("TL") and Talcott Resolution Life and Annuity Insurance Company ("TLA") are the listed Registrants. TL and TLA are the Depositors. Entities that are under common control with the Depositors are listed below, along with entities that are owned or controlled by the Depositors.

Talcott Resolution Life Insurance Company (Connecticut) (1)
Talcott Resolution Life, Inc. (Delaware)
Hopmeadow Acquisition, Inc. (Delaware)
Hopmeadow Holdings, LP (Delaware)
Hopmeadow Holding II LP (Delaware) [90.3%]
Hopmeadow Holdings GP LLC (Delaware) (2)
Hopmeadow Holdings GP LLC (Delaware) (2)
Hopmeadow UK Holdings Ltd. (United Kingdom) [84.8%]
Hopmeadow Cayman GP LLC (Cayman Islands) (3)
Cornell Capital GP LP (Cayman Islands) [43.7%] (4)
Cornell Capital GP GP LLC (Cayman Islands) (2)
Henry Cornell (Individual) (2)
AMC Special MGP Ltd. (Cayman Islands) [4.9%]
AMC Fund GP LP (Cayman Islands) [24.9%] (5)
AMC Special MGP Ltd. (Cayman Islands) (2)
AMC Fund MGP LP (Cayman Islands) (2)
AMC MGP GP Ltd. (Cayman Islands (2)
David I. Schamis and Robert E. Diamond (Individuals) (6)
Hopmeadow Cayman LP (Cayman Islands) (7)
Hopmeadow Cayman GP LLC (Cayman Islands) (2)

Endnotes:
(1) The following entities are wholly-owned subsidiaries of Talcott Resolution Life Insurance Company and are under common control: American Maturity Life Insurance Company (Connecticut), Talcott Resolution International Life Reassurance Corporation (Connecticut), Talcott Resolution Life and Annuity Insurance Company (Connecticut), and 21 Church Street R, LLC (Delaware). Talcott Resolution Life and Annuity Insurance Company (Connecticut) owns 100% of Talcott Resolution Distribution Company, Inc. (Connecticut) and Talcott Resolution Comprehensive Employee Benefit Service Company (Connecticut).
(2) General Partner Interest
(3) 100% Voting Shareholder
(4) Cornell Capital GP LP is the general partner of Cornell Capital Partners LP
(5) AMC Fund GP LP is the general partner of Atlas Merchant Capital Fund
(6) Together, David I Shamis and Robert E. Diamond, own 100% of the voting shares
(7) 100% Non-Voting Shareholder